                                                                     EXHIBIT 3.5


                             ARTICLES OF AMENDMENT
                          to Articles of Incorporation
                            of Simmons Family, Inc.
                               (Fourth Amendment)


     Pursuant to the provisions of Sections 16-10a-1001, et seq. of the Utah Revised Business Corporation Act, the undersigned corporation adopts the following Articles of Amendment to its Articles of Incorporation:

     FIRST: The name of the corporation is SIMMONS FAMILY, INC.

     SECOND: The Amendment to Articles of Incorporation, a copy of which is attached hereto as Exhibit "A", was adopted by the Board of Directors and Shareholders of the Corporation by unanimous written Consent Resolutions executed pursuant to Section 16-10a-704 and Section 16-10a-821 of the Utah Revised Business Corporation Act.

     THIRD: The number of common shares then outstanding were 1,305,000 and the number of preferred shares then outstanding were 5,280,000, all of which were entitled to vote on the amendment. All 6,585,000 shares were represented at said meeting, and all shares were voted in favor of said Amendment.

     DATED this 30th day of April, 1998.

                                        SIMMONS FAMILY, INC.



                                        By  /s/ David E. Simmons
                                            ---------------------------------
                                                David E. Simmons
                                                Its President



                                        By  /s/ W. Mack Watkins
                                            ---------------------------------
                                                W. Mack Watkins
                                                Its Secretary


STATE OF UTAH          )
                       :  SS.
COUNTY OF SALT LAKE    )


     The foregoing instrument was acknowledged before me this 30th day of April, 1998 by David E. Simmons, the President, and by W. Mack Watkins, the Secretary, of Simmons Family, Inc., a Utah corporation.




                                        /s/ Dorothy C. Pleske
                                        ---------------------------------
                                        NOTARY PUBLIC
My Commission Expires:                  Residing at:

April 15, 2001                          Salt City City, Utah
---------------------                   ---------------------------------

                                  Exhibit "A"

                 Fourth Amendment to Articles of Incorporation
                                       of
                              Simmons Family, Inc.


     Pursuant to the Utah Revised Business Corporation Act, Section 16-10a-1001, et seq. (1992, as amended), the Board of Directors of Simmons Family, Inc. (the "Corporation") has recommended to the shareholders, and the shareholders have adopted by more than a majority of the votes entitled to be cast, the following amendment to the Articles of Incorporation of the Corporation:

I.   AMENDMENT TO ARTICLE I.

     Article I of the Articles of Incorporation is deleted in full and the following is substituted as Article I:

                                   ARTICLE I

                 The name of the corporation shall be Simmons
                 Media Group, Inc.


II.  REMAINING PROVISIONS UNCHANGED.

     Except as specifically set forth above, the provisions of the Articles of Incorporation of the Corporation shall remain unchanged and shall continue in full force and effect.



BY RECOMMENDATION OF THE BOARD OF DIRECTORS AND BY UNANIMOUS VOTE OF ALL SHAREHOLDERS ENTITLED TO VOTE.


DATED:    April 30th, 1998.

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                    ************* STATE OF UTAH *************

                              * * R E C E I P T * *

                      Payment Mode......CHECK
                      Date..............05/01/98
                      Time..............13:14:20
                      Oper I.D. ........CLS
                      I.C.N. Ref #......8121-31-0025
                      Source Division...CORPS & UCC (FY93+)

                                     *******

-> CO073121                            AMEND/RESTATE/MERGE         $25.00
                                                             ==============
                                          -> RECEIPT TOTAL         $25.00


          "Thank you for your business. It is a pleasure serving you!"
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